Exhibit 32
Section 1350 Certification of
Chief Executive Officer and Principal Financial Officer
In connection with the Quarterly Report on Form 10-Q of Atlas Acquisition Holdings Corp. (the “Company”) for the period ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James N. Hauslein, Chairman of the Board, Chief Executive Officer, and Treasurer (Principal Executive Officer and Principal Financial Officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2009	/s/ James N. Hauslein James N. Hauslein
Chief Executive Officer and Principal Financial Officer